Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$17,904,480
Unrealized Gain (Loss) on Market Value of Futures	(79,768,700)
Dividend Income	16,295
Interest Income	15,296
ETF Transaction Fees	19,000
Total Income (Loss)	$(61,813,629)

Expenses
General Partner Management Fees	$433,616
Brokerage Commissions	96,713
Tax Reporting Fees	83,548
SEC & FINRA Registration Expense	29,778
Legal Fees	15,235
NYMEX License Fee	14,454
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,311
Prepaid Insurance Expense	8,661
Total Expenses	$705,467
Net Income (Loss)	$(62,519,096)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$1,202,885,107
Additions (10,200,000 Units)	357,769,426
Withdrawals (10,600,000 Units)	(366,854,718)
Net Income (Loss)	(62,519,096)

Net Asset Value End of Month	$1,131,280,719
Net Asset Value Per Unit (33,100,000 Units)	$34.18

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612